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                                                          Exhibit 23


                     CONSENT OF PRICE WATERHOUSE

  We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements listed below of our reports dated February 8, 1994, relating to the Consolidated Financial Statements of USX Corporation, the Financial Statements of the Marathon Group, the Financial Statements of the U.S. Steel Group, and the Financial Statements of the Delhi Group, appearing on pages U-3, M-3, S-3 and D-3 respectively, of this Form 8-K:




      On Form S-3:                Relating to:

         File No.   2-85535       USX Dividend Reinvestment Plan
                   33-34703       Marathon Group Dividend Reinvestment Plan
                   33-43719       U.S. Steel Group Dividend Reinvestment Plan
                   33-51621       USX Corporation Debt Securities, Preferred
                                  Stock and Common Stock
                   33-60142       USX Corporation Debt Securities


      On Form S-8:                Relating to:

         File No.    2-76726       USX Savings Plan
                     2-76917       USX 1976 Stock Option Plan
                     33-2097       Stock Option Plans of Texas Oil & Gas Corp.
                     33-4198       Texas Oil & Gas Corp. Thrift Plan
                     33-6248       USX 1986 Stock Option Plan
                     33-8669       Marathon Oil Company Thrift Plan
                    33-38025       USX 1990 Stock Plan
                    33-41864       USX 1990 Stock Plan
                    33-48116       Parity Investment Bonus
                    33-54760       Thrift Plan for Employees of Delhi Gas
                                   Pipeline Corporation
                    33-56828       Marathon Oil Company Thrift Plan


                                               PRICE WATERHOUSE


600 Grant Street
Pittsburgh, PA 15219-2794
February 14, 1994